                           SCHEDULE 14A INFORMATION
===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            McDonald's Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

SCRIPT
------


Attention McDonald's Shareholders!

Every McDonald's shareholder should have received an Annual Report, Proxy Statement and proxy card. The Proxy Statement provides important company information including directors' names, backgrounds, and stock holdings. It also explains the items to be voted on at the Annual Meeting and the Board of Directors' voting recommendations.

Please review these materials, consider the issues, and exercise your right to vote by following the instructions on your proxy voting card. We would appreciate your support in voting with the Board's recommendations on all matters.

Don't delay -- time is running out to vote your proxy in time for the Annual Shareholders' Meeting to be held Thursday, May 17, 2001.

Remember -- one share or one thousand, your vote is important! Thank you for your participation.

Communications to Employees/System Members RE:  Proxy Voting

1/st/ Archie article/mcd2000.com (5/1 through 5/7)

HEADLINE (headline appears on home page and links to article below)
-------------------------------------------------------------------

McDonald's shareholders are urged to vote their proxies!
---------------------------------------------------------

Important issues will be voted upon at this year's Annual Meeting, so if you haven't already done so, please consider and vote upon the proposals summarized in the Proxy Statement. Click above for more information.


ARTICLE
-------

One Share or One Thousand Shares -- Your Vote Is Important!
Your proxy materials accompanied the Annual Report sent to you in early April. The Proxy Statement summarizes key information about our Board of Directors and discusses the items to be voted upon at the Annual Meeting. Please take a few minutes to review the Proxy Statement and vote your shares. The items to be voted upon this year and the Board's recommendations are noted below.

------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1, 2 and 3:

------------------------------------------------------------------------------
  1. Election of Directors

  2. Approval of the 2001 Omnibus Stock Ownership Plan
     This Plan will provide employees of the Company and its subsidiaries, as well as non-employee directors, incentives directly linked to the profitability of the Company and increases in shareholder value. The 2001 Plan is similar to McDonald's 1992 Stock Ownership Incentive Plan under which employee stock options have been granted. The 1992 Plan expires on June 1, 2002. The Board believes that the approval of the 2001 Plan will further align the participants' interests with those of shareholders.

  3. Approval of Auditors

------------------------------------------------------------------------------

-------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposals 4 and 5.

1. Shareholder proposal relating to the U.S. Business Principles for Human Rights of Workers in China
   McDonald's is deeply concerned about the protection of human rights in China, and we believe our existing policies and practices in this regard in many ways surpass those raised in the proposal. Further, McDonald's track record in China illustrates that we have not only implemented the proposal but continue to vigorously enforce these policies and principles.

2. Shareholder proposal relating to linking compensation to corporate social performance.
   The Compensation Committee of McDonald's Board already reports on executive compensation and considers factors relating to the building of McDonald's reputation for social responsibility when making compensation decisions. Further, McDonald's was recently listed among Fortune magazine's "America's Most Admired Companies" and in 2000 we were ranked #1 in Fortune's social responsibility category.


 -----------------------------------------------------------------------------

Your vote counts! Please review the proxy statement, consider the issues and cast your vote by either:
     .   accessing the Internet voting site (links to voting page on
                       --------------------
         www.mcdonalds.com) indicated on your proxy card
         -----------------
     .  calling the toll-free phone number indicted on your proxy card
     . (ARCHIE ONLY) executing and signing your proxy card and depositing it in the ballot boxes located in home office buildings
     . executing, signing and mailing your proxy card in the provided reply envelope
     . (ARCHIE, ONLY) faxing both sides of your executed and signed proxy card to the independent inspectors of election at 732-417-2916

If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at 630-623-2553.

2/nd/ Archie/mcd2000.com article (5/8 to 5/16)

HEADLINE
--------

Don't delay!  Cast your vote!
-----------------------------
Vote your proxy in time for the Annual Meeting on Thursday, May 17. Important issues will be voted upon at this year's Annual Meeting, so if you haven't voted, please consider the issues presented in the Proxy Statement and vote your shares as promptly as possible. Click above for more information.

ARTICLE
-------
Don't delay!  Cast your vote!
Vote your proxy in time for the Annual Meeting on Thursday, May 17. Important issues will be voted upon at this year's Annual Meeting, so if you haven't voted, please consider the issues presented in the Proxy Statement and vote your shares.

     --------------------------------------------------------------------------
      Your Board of Directors recommends you vote FOR:
           Proposal 1:  Election of all nominees for Director
           Proposal 2: Approval of the 2001 Omnibus Stock Ownership Plan Proposal 3: Appointment of Ernst & Young LLP as auditors for 2001.
     -------------------------------------------------------------------------


     --------------------------------------------------------------------------
      Your Board of Directors recommends you vote AGAINST:
           Proposal 4:  Shareholder proposal on the China Principles
           Proposal 5:  Shareholder proposal on linking compensation and corporate social performance.
     --------------------------------------------------------------------------

Cast your vote as promptly as possible by either:
   .  accessing the Internet voting site indicated on your proxy
   .  calling the toll-free phone number indicted on your proxy
   . (ARCHIE ONLY) executing, signing and depositing your proxy card in the ballot boxes located in home office buildings
   . executing, signing and mailing your proxy card in the provided reply envelope
   . (ARCHIE ONLY) faxing both sides of your executed and signed proxy card to the independent inspectors of election at 732-417-2916

If you did not receive a proxy card or need a duplicate card for any reason, please call the Investor Relations Service Center at 630-623-2553.

1st Voicemail message to employee shareholders (5/4)

This message is to all McDonald's employee shareholders.

By now you should each have received an Annual Report and proxy materials. Important issues will be voted upon at this year's Annual Meeting, so please read the materials, consider the issues, and exercise your right to vote.

Your Board recommends a vote FOR all nominees for Director, FOR the approval of the 2001 Omnibus Stock Ownership Plan, FOR the approval of auditors, AGAINST the shareholder proposal on the China Principles and AGAINST the shareholder proposal on linking compensation and corporate social performance.

If you did not receive a proxy card or need a duplicate card for any reason, please call the Investor Relations Service Center at extension 2553.

Don't forget -- one share or one thousand, your vote is important!



2/nd/ Voicemail Message to employee shareholders (5/11)

This is the final reminder to shareholders -- vote your proxy in time for the Annual Meeting on Thursday, May 17. One share or one thousand, your vote is important, so don't delay.

Vote your proxy by calling the toll-free phone number or accessing the voting Website indicated on your proxy card; depositing your proxy card in the ballot boxes located in home office buildings; or faxing both sides of your signed card to the independent inspectors of election at 732-417-2916.

If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at extension 2553.

April 26, 2001                                                    (630) 623-3250


<<First_Name>> <<Last_Name>>
<<Company>>
<<Street>>
<<Street2>>
<<City>>, <<ST>>  <<Zip>>

Dear <<NickName>>:

As it often takes time for annual meeting materials to reach investors through their intermediaries, enclosed please find a copy of McDonald's 2000 Annual Report and 2001 Proxy Statement.

On behalf of McDonald's Board of Directors, I am asking for your support this proxy season. We would appreciate it if you would vote "for" proposals 1, 2 and 3 - the election of directors, approval of McDonald's 2001 Omnibus Stock Ownership Plan, and the appointment of auditors - and "against" proposals 4 and 5 - shareholder proposals regarding the China Principles and linking compensation to corporate social performance.

In particular, we would appreciate your support on McDonald's 2001 Omnibus Stock Ownership Plan. Knowing that such plans are of interest to shareholders, I want to highlight some factors for your consideration when evaluating our Plan relative to pre-established dilution thresholds.

 . The primary purposes of the Plan are to help attract and retain qualified individuals and to encourage them to identify with shareholders through stock ownership. We believe that a mix of annual and long-term incentives is a great way to motivate and reward positive performance over the long term. That said, we share your disappointment with our recent performance, and I can assure you that we are focused on building the business despite the external challenges we are facing. Also, as evidenced in our Proxy Statement, McDonald's has a pay-for-performance compensation system, and our below plan results have had a negative impact on compensation.

 . Unlike the plans of many other companies, McDonald's stock ownership plans have been, and continue to be, broad based - not only in eligibility criteria but also in implementation. Notably, last year awards were made to approximately 14,100 employees, with only 5 percent of the grant awarded to the Company's five highest paid executives.

 . McDonald's has had a long history of share repurchases. As of March 31, 2001, approximately 367 million shares of McDonald's stock were held in Treasury and an additional $750 million in share repurchases remained authorized for completion through year end. Accordingly, we intend to continue to use treasury shares to fund awards under the 2001 Plan.

In closing, I would appreciate it if you would consider the factors mentioned above when evaluating McDonald's Stock Ownership Plan this proxy season. As mentioned earlier, we would greatly appreciate your support by voting with the Board's recommendation on this proposal, as well as on the other proposals. Thank you. Please call me if you would like to discuss this matter.

Very truly yours,

McDONALD'S CORPORATION

/s/ Michael L. Conley

Michael L. Conley
Executive Vice President and
Chief Financial Officer

Enclosures